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                                                                Exhibit (10)(AP)

                             LEASE SCHEDULE NO. 002
                                       TO
                       MASTER LEASE AGREEMENT NO. AFI0192

     Reference is made to Lease Schedule No. 001 dated July 25, 2001 (the "Schedule") to Master Lease Agreement No. AFI0192 dated July 25, 2001 (the "Master Lease") between APPLIED FINANCIAL, INC. (the "Lessor") and COVISTA COMMUNICATIONS, INC. (the "Lessee").

     This Schedule incorporates by reference the terms and conditions of the Master Lease, Exhibit A (the "Property Description") and Exhibit B (the "Casualty Loss Schedule"), and constitutes a separate "Lease" between Lessor and Lessee. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease.

1. Property: Alcatel Phone Switch as more fully described on the attached Exhibit A of _____ pages, which by this reference becomes a part hereof.

2.   Property Location: Atlanta, Georgia

3.   Acceptance Date: As specified in the Acceptance Certificate

4.   Initial Period: Thirty-six (36) months from Commencement Date

5.   Monthly Rental: $35,937.50, plus applicable sales tax

6. Deposit: $35,937.50 applied to the last Monthly Rental, plus applicable sales tax

7.   Total Cost: $1,250,000.00

8.   Lease Rate Factor: .02875

9. Floating Lease Rate Factor: The Lease Rate Factor of .02875 shall increase .000069966 for every five (05) basis point increase in thirty-six (36) month U.S. Treasury Notes as of the Acceptance Date of the Property (the "Revised Lease Rate Factor"), at which time the final Monthly Rental under this Schedule shall be adjusted by multiplying the Total Cost, indicated in
     Section 7, by the Revised Lease Rate Factor. The thirty-six (36) month U.S. Treasury Note yield used as the basis for the derivation of the Revised Lease Rate Factor herein is 4.40%.

10. For purposes of this Lease Schedule No. 1 only, and provided no Event of Default has occurred and is continuing under the Lease, the following amendment shall apply: In the fourth




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     line of Section 18(m) of the Master Lease "twelve (12) additional months"
     shall be changed to "seven (7) additional months". In the fifth line of
     Section 18(m) of the Master Lease immediately after the phrase "at the rate specified on the respective Schedule", insert the phrase "after which Lessee shall purchase all, but not less than all, of the Property for the price of $1.00.

11. Representation of Lessee: Lessor and Lessee agree that this Schedule constitutes a "finance lease" under the Uniform Commercial Code - Article 2A, in that (a) Lessee has selected the Property in its sole discretion,
     (b) Lessor has acquired the Property solely for purposes of leasing such Property under this Schedule, and (c) Lessee has received a copy of the contract evidencing Lessor's purchase of the Property.

LESSOR:                                  LESSEE:

APPLIED FINANCIAL, INC.                  COVISTA COMMUNICATIONS, INC.

BY:                                      BY:
       ------------------------------           --------------------------------

TITLE: Assistant Vice President          TITLE:
                                                --------------------------------